UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/26/2007

CHARLES & COLVARD LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23329

NC	561928817
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Perimeter Park Drive, Suite A, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

9194680399
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 23, 2007, Klaus Jung executed a Personal Guaranty Agreement (the "Guaranty") in favor of Charles & Colvard, Ltd. (the "Company"), pursuant to which he agreed to unconditionally guaranty to the Company the full and prompt payment of any and all debts, obligations and liabilities of Reeves Park, Inc. ("Reeves Park") relating to purchases by Reeves Park of Moissanite from the Company from September 25, 2007 through December 31, 2007. The Guaranty will terminate when Reeves Park has paid the Company an amount equal to the amount of purchases of Moissanite from the Company during the period covered by the Guaranty.

Pursuant to agreements between Reeves Park and the Company, Reeves Park periodically purchases Moissanite from the Company for use in manufacturing Moissanite jewelry. Reeves Park historically has been one of the Company's largest customers.

The description of the Guaranty as set forth in this report is qualified in its entirety by reference to the Guaranty included as Exhibit 10.106 to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.106        Personal Guaranty Agreement, dated October 23, 2007, executed by Klaus Jung in favor of Charles & Colvard, Ltd.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES & COLVARD LTD

Date: October 26, 2007	By:	/s/ James R. Braun
James R. Braun
Vice President of Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.106	Personal Guaranty Agreement, dated October 23, 2007, executed by Klaus Jung in favor of Charles & Colvard, Ltd.